Exhibit 5.01


                                  April 1, 1998


United States Filter Corporation
40-004 Cook Street
Palm Desert, California 92211

Ladies and Gentlemen:


      We have acted as counsel to United States Filter Corporation, a Delaware corporation (the "Company") in connection with Amendment No. 1 to the Registration Statement on Form S-3 (the "Amended Registration Statement"), filed by the Company on April 1, 1998 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to (i) an aggregate of 5,803,803 shares (the "Merger Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock"), that were issued by the Company pursuant to the Merger Agreement dated as of December 31, 1997 among the Company, The Kinetics Group, Inc., U.S. Filter/KG Acquisition Corp., The Bianco Family 1991 Trust, Dated February 1, 1991, David J. Shimmon and BT Capital Partners, Inc. (the "Merger Agreement") and (ii) an aggregate of 11,647 shares of the Common Stock that may be issued upon exercise of options (the "Options") which were converted in accordance with the Merger Agreement from options to purchase shares of Kinetics Common Stock (the "Option Shares").


      We are familiar with the Amended Registration Statement and have reviewed the Company's Certificate of Incorporation and By-laws, each as amended and restated. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.


      On the basis of the foregoing, we are of the opinion that the Merger Shares are, and the Option Shares, when issued in accordance with the terms of the Options, will be, validly issued, fully paid and non-assessable.


      We consent to the filing of this opinion as Exhibit 5.01 to the Amended Registration Statement and to the use of our name in the Prospectus forming a part thereof under the caption "Legal Matters."


                                    Yours truly,



                                     /s/ Kirkpatrick & Lockhart LLP